AMENDMENT AGREEMENT

                  AGREEMENT effective as of August 1, 1998 by and between SONUS-USA, INC. (formerly known as HealthCare Hearing Clinics, Inc.), a corporation duly organized and existing under the laws of the State of Washington ("Sonus"), and GREGORY J. FRAZER ("Employee").

                                   WITNESSETH:

                  WHEREAS, Sonus and Employee executed an Employment Agreement dated as of October 1, 1996 (the "Employment Agreement");

                  WHEREAS, the parties desire to enter into this Amendment to amend certain terms of the Employment Agreement;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                  1. Salary Reduction. Section 3.1 of the Employment Agreement is hereby amended to provide that Employee's base salary shall be $80,000 per year.

                  2.  Prior  Year  Bonuses.   Employee  forever  discharges  and
releases Sonus from any and all bonuses due to Employee for Sonus' fiscal years ended 1997 and 1998 pursuant to Section 3.2 of the Employment Agreement.

                  3. Car Allowances. Employee discharges and releases Sonus for the remainder of the term of the Employment Agreement from any and all automotive reimbursements due to Employee pursuant to Section 3.3(e) of the Employment Agreement.

                  4. Overpayment. From August 1, 1998 to January 15, 1999, the reductions contemplated by this Agreement in Sections 1 and 3 were not implemented. Employee agrees to reimburse Sonus for such overpayment. Employee was overpaid a total of $20,300, which is being paid to Sonus as follows:

                  Employee has delivered to Sonus its promissory note in the principal amount of $20,300, payable in full on June 30, 1999 without interest. The promissory note may be satisfied, at Employee's option, by offsetting the amount due under such note against payments scheduled to be made by Sonus to Employee in the future.

                  As a result of the overpayment, Sonus has issued Employee an incorrect Form W-2. As soon as practicable, Sonus shall issue Employee a corrected Form W-2. In addition, Sonus shall reimburse Employee for any and all amounts withheld pursuant to the Federal Insurance Contributions Act (the "Act") in excess of the amounts properly withheld under such Act based on the amount of wages paid as stated on the corrected Form W-2.

                  5. Required Acquisitions. Employee forever discharges and releases Sonus from any and all requirements to purchase Employee's interest in Hearing Care Associates-Encino and Employee's shares of Hearing Care Associates-North Hollywood, Inc. as was originally set forth in a letter dated September 26, 1996 by Brandon M. Dawson to Employee, et al.

                  6.  Access to  In-House  Resources.  Sonus  agrees to  provide
Employee with access to Sonus' in-house resources, at no charge, to discuss legal issues regarding Hearing Care Associates-Encino and Hearing Care Associates-North Hollywood, Inc. Employee acknowledges that Sonus, its employees and agents do not represent Employee in any legal matters and that Employee has been advised to seek his own counsel before proceeding with any transaction.

                  7. Indemnification. Sonus agrees to indemnify and hold Employee harmless from and against all claims and liabilities arising out of actions by Employee as an employee or director of Sonus (in addition to actions taken by Sonus) from and after October 1, 1996. Employee agrees to indemnify and hold Sonus harmless from and against all claims and liabilities arising out of actions by Employee prior to October 1, 1996.

                  8. Full Force and Effect. Except as specifically amended herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

                  9. Entire Agreement. This Agreement represents the entire agreement between the parties hereto. There are no other agreements, written or oral between these parties relating to the subject matter hereof.

                  10.   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      SONUS
                                      SONUS-USA, INC., a Washington corporation


                                      BY: /s/ Scott E. Klein
                                          Scott E. Klein
                                          Executive Vice President


                                    EMPLOYEE


                                    /s/ Gregory J. Frazer
                                    Gregory J. Frazer